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                                                                    Exhibit (4j)

                                     WARRANT
                           To Purchase Common Stock of
                         BRUSH ENGINEERED MATERIALS INC.
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THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of Common Stock:  16,429                           No. 2

                                     WARRANT
                           To Purchase Common Stock of
                         BRUSH ENGINEERED MATERIALS INC.

      THIS IS TO CERTIFY THAT, BANK ONE, NA, or registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from BRUSH ENGINEERED MATERIALS INC., an Ohio corporation ("Company"), 16,429 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $0.01 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.    DEFINITIONS

      As used in this Warrant, the following terms have the respective meanings set forth below (all capitalized used herein and not defined shall have the same meanings ascribed to them in the Loan Agreement):

      "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by Company after the Closing Date, other than Warrant Stock.

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

      "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, no par value per share, of Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of Company.

      "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

      "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) if there shall then be a public market for the Common Stock, the average of
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the daily market prices for 10 consecutive Business Days commencing 10 Business
Days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ Stock Market ("NASDAQ") on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by Company, or (b) if there is no such public market, the fair market value thereof as determined in good faith by Company's Board of Directors.

      "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

      "Demand Notice" shall have the meaning set forth in Section 9.3(a).

      "Demand Registration Period" shall mean any period of time during which Company is eligible to register Warrant Stock under the Securities Act on Form S-3 or any successor form thereto during the period beginning on the date of this Warrant and ending on the first anniversary of this Warrant.

      "Disadvantageous Condition" shall mean, at any time, the existence of a condition such that the filing of a registration statement or the use of an effective registration to make resales would (i) interfere with or affect the negotiation or completion of any plan or proposal by Company to engage in any significant transaction at such time or (ii) require disclosure of information that the Company has a bona fide business purpose for preserving as confidential.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

      "Expiration Date" shall mean December 5, 2008.

      "Filing Date" shall mean the earlier of (i) the date on which Company has filed with the Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and (ii) March 31, 2004.

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      "Guggenheim" shall mean any affiliates of Guggenheim Corporate Funding,
LLC who hold Warrants or Warrant Stock.

      "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of Company maintained for such purpose.

      "Loan Agreement" shall mean the Loan Agreement dated as of December 4, 2003, by and among Company, the other credit parties party thereto as guarantors, the lenders named therein and Guggenheim Corporate Funding, LLC, as collateral agent for such lenders, as amended, supplemented or otherwise modified from time to time.

      "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

      "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

      "Other Property" shall have the meaning set forth in Section 4.3.

      "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

      "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

      "Transfer Notice" shall have the meaning set forth in Section 9.2.

      "Warrants" shall mean this Warrant and all other Warrants issued pursuant to the Loan Agreement, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

      "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

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      "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.    EXERCISE OF WARRANT

      2.1. Manner of Exercise. From and after the Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

      In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company at its principal office at 17876 St. Clair Avenue, Cleveland, Ohio 44110, or at the office or agency designated by Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice is received by Company so long as the cash or check or other payment provided below and this Warrant are received by Company promptly thereafter and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

      Payment of the Warrant Price shall be made at the option of the Holder by
(i) check, and/or (ii) by the Holder's surrender to Company of that number of shares of Warrant Stock (or the right to receive such number of shares) or shares of Common Stock having an aggregate Current Market Price equal to or greater than the Current Warrant Price for all shares then being purchased (including those being surrendered), or (iii) any combination thereof, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by Holder or by Holder's attorney duly authorized in writing.

      2.2. Payment of Taxes. Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or

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delivery of the shares of Common Stock issuable upon exercise of this Warrant, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of Company that no such tax or other charge is due.

      2.3. Fractional Shares. Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. If any fraction of a share of Common Stock would be deliverable upon exercise of this Warrant, Company may, in lieu of delivering such fractional share, (a) make a cash payment to the Holder in an amount equal to the same fraction of the Current Market Price determined as of the Business Day immediately preceding the date of exercise of this Warrant or (b) round up the number of shares to be delivered to the nearest whole share.

      2.4. Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue with respect to such shares to be entitled to all rights and subject to all obligations to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights and obligations; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of Company to afford to such holder all such rights and obligations.

3.    TRANSFER DIVISION AND COMBINATION

      3.1. Transfer. Subject to compliance with Section 9, transfer of this Warrant, in whole or in part, and all attendant rights hereunder, shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of Company referred to in
Section 2.1 or the office or agency designated by Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney. Upon such surrender, Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock prior to the issuance of a new Warrant.

      3.2. Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of


                                     - 5 -
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Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

      3.3. Expenses. Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

      3.4. Maintenance of Books. Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.    ADJUSTMENTS

      The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4.

      4.1. Stock Dividends Subdivisions and Combinations. If at any time Company shall:

            (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

            (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

      4.2. Certain Other Distributions. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

            (a)   cash,

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            (b)   any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

            (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

Holder shall be entitled to receive such dividend or distribution upon exercise of the Warrant as if Holder had exercised the Warrant at the time of the taking of such record.

      4.3. Reorganization Reclassification Merger Consolidation or Disposition of Assets. In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock of Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person (any such transaction, a "Change of Control Transaction") and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring Person or of Company, if it is the surviving Person, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring Person (if other than Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.3, "common stock of the successor or acquiring Person" shall include stock of such Person of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets. Notwithstanding the foregoing, if any Change of Control Transaction occurs at any time that all obligations under the Loan Agreement are satisfied and the Loan Agreement is terminated, then each Holder shall be required to exercise its Warrant in connection with such Change of Control Transaction and be entitled to receive the Other Property issuable to holders of Common Stock of the Company.

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      4.4.  Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

5.    NOTICES TO WARRANT HOLDERS

      5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, Company shall forthwith prepare a certificate to be executed by an executive officer of Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.2 or 4.3) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 15.2. Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

      5.2.  Notice of Corporate Action. If at any time:

            (a) Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another Person, or

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then, in any one or more of such cases, Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such

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dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be delivered to Holder in accordance with
Section 15.2.

6.    NO IMPAIRMENT

      Company shall not intentionally take any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will (a) take all such action necessary in order that Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, including such action as is necessary for the Current Warrant Price to be not less than the par value of the shares of Common Stock issuable upon exercise of this Warrant, and (b) use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

      From and after the Closing Date, Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

      Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, Company shall take any corporate action which may be necessary in order that Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

      If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law (other than registration rights as provided in Section 9) before such shares may be so issued, Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.    TAKING OF RECORD STOCK AND WARRANT TRANSFER BOOKS

      In the case of all dividends or other distributions by Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, Company will in each such case take such a record and will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.    RESTRICTIONS ON TRANSFERABILITY

      The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

      9.1. Restrictive Legend. (a) Except as otherwise provided in this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have
            not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or the rules and regulations thereunder."

            (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "This Warrant and the securities represented
            hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

      9.2. Notice of Proposed Transfers, Requests for Registration. Prior to or promptly following any Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give written notice (a "Transfer Notice") to Company of such Transfer accompanied by an opinion of counsel reasonably acceptable to Company, in form and substance reasonably acceptable to Company, to the effect that such Transfer will not be in violation of the Securities Act or any other applicable securities laws. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such

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Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each
Warrant issued upon such Transfer shall bear the restrictive legend set forth in
Section 9.1(b), unless in the opinion of counsel to such holder which is reasonably acceptable to Company such legend is not required in order to ensure compliance with the Securities Act.

      The holders of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock pursuant to Section 9.3 and Section 9.4.

      9.3. Demand Registration. (a) Subject to the provisions of this Section 9.3, on one occasion during the Demand Registration Period, the Majority Holders or Guggenheim may request by written notice (the "Demand Notice") to Company that Company register under the Securities Act the resale of such shares of Warrant Stock held by the Majority Holders or Guggenheim, as the case may be, pursuant to a registration statement on Form S-3 or any successor form thereto. Upon receipt of the Demand Notice, Company shall promptly notify all holders of Warrants and Warrant Stock in writing of the receipt of such Demand Notice and each such holder, in lieu of exercising its rights under Section 9.4, may elect by written notice to Company within 15 days after receipt of such notice from Company to have its shares of Warrant Stock included in such registration. In such event, and subject to the other provisions of this Section 9, Company shall use its commercially reasonable efforts to prepare documentation and effect registration under the Securities Act of all shares of the Warrant Stock that Company has been requested to register pursuant to this Section 9.3, all to the extent required to permit the disposition of such Warrant Stock in accordance with the intended methods of disposition of the holders thereof.

            (b) Notwithstanding anything to the contrary in this Section 9.3, if Company determines reasonably and in good faith that a Disadvantageous Condition exists, (i) Company will have the right to defer the filing of a registration statement requested pursuant to this Section 9.3; provided, however, that in no event may Company defer filing hereunder for more than 45 days from the first date of such determination by Company and (ii) Company may suspend, for up to 45 days, use of a registration statement filed pursuant to this Section 9.3 that has been declared effective by the Commission. Company will provide notice to the holders of Warrants and Warrant Stock of the Company's determination that a Disadvantageous Condition exists. Company shall use its reasonable efforts to cause the period during which a registration statement filed pursuant to this Section 9.3 is to remain effective pursuant to
Section 9.5 to be extended by the number of days of any such suspension on account of a Disadvantageous Condition.

            (c) Notwithstanding anything to the contrary in this Section 9.3, Company will not be required to effect a registration pursuant to this Section 9.3, (i) unless Company is then eligible to register Warrant Stock under the Securities Act on Form S-3 or any successor form thereto and (ii) in any particular jurisdiction in which Company would be required to execute a general consent to service of process in effecting such registration.

      9.4. Incidental Registration. If Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in

Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of Company, it will give written notice to all holders of Warrants or Warrant Stock at least 30 days before the initial filing with the Commission of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Warrant Stock, and the number of shares of Common Stock for which this Warrant is exercisable, as such holders may request.

      Each holder of any such Warrants or any such Warrant Stock desiring to have Warrant Stock registered under this Section 9.4 shall advise Company in writing within 15 days after the date of receipt of such offer from Company, setting forth the amount of such Warrant Stock for which registration is requested. Company shall thereupon include in such filing the number of shares of Warrant Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Warrant Stock requested to be included in the registration concurrently with the securities being registered by Company or such demanding security holder would materially and adversely affect the distribution of such securities by Company or such demanding security holder, then all selling security holders shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis.

      9.5. Registration Procedures. If Company is required by the provisions of this Section 9 to use its commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, Company will,
(i) in the case of a registration of securities pursuant to Section 9.3, as expeditiously as possible after the Filing Date, and (ii) in the case of a registration of securities pursuant to Section 9.4, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 120 days;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 120 days;

            (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

            (d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall reasonably request (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

            (e) furnish, at the request of any holder requesting registration of Warrant Stock pursuant to Section 9.3, on the date that such shares of Warrant Stock are delivered to the underwriters for sale pursuant to such registration, on the date that the registration statement with respect to such shares of Warrant Stock becomes effective, (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters and, if such accountants refuse to deliver such letter to such holder, then to Company in a customary form and covering matters of the type customarily covered by such comfort letters as the underwriters or such holders shall reasonably request;

            (f) enter into customary agreements (including an underwriting agreement in customary form on the same terms as any underwriting agreement required by the underwriter to be entered into on the part of the selling security holders) and take such other actions as are reasonably required in order to facilitate the disposition of such securities; and

            (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

      It shall be a condition precedent to the obligation of Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any holder of Warrants or Warrant Stock that such holder shall furnish to Company such information regarding the securities held by such holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

      9.6. Expenses. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.5(d), shall be paid by Company, except that

            (a) In the event Company, in its sole discretion shall determine to allow a registration statement to remain effective for a period longer than 120 days, all such expenses in connection with any amendment or supplement to the registration statement or prospectus filed more than 120 days after the effective date of such registration statement because any holder of Warrant Stock has not effected the disposition of the securities requested to be registered shall be paid by such holder; and

            (b) Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Warrant Stock.

      9.7. Indemnification and Contribution. (a) In the event of any registration of any of the Warrant Stock under the Securities Act pursuant to this Section 9, Company shall indemnify and hold harmless the holder of such Warrant Stock, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein or based upon any holder's failure to deliver any amendment or supplement provided by Company to the extent such amendment or supplement would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

            (b) Each holder of any Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless Company, its directors and officers and each other Person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to Company by such holder of such Warrant

Stock specifically for use in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, and contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, but in an amount not to exceed the net proceeds received by such holder in the offering.

            (c) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The liability of any holder of Warrant Stock hereunder shall not exceed the net proceeds received by it in the offering.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      9.8. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from Company, at the expense of Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                  "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
            WARRANT CONTAINED IN SECTION 9

            HEREOF TERMINATED ON __________, ____, AND ARE OF NO
            FURTHER FORCE AND EFFECT."

      All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

      9.9. Listing on Securities Exchange. If Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during the Exercise Period.

      9.10. Certain Limitations on Registration Rights. Notwithstanding the other provisions of Section 9, Company shall not be obligated to register the Warrant Stock of any holder if, in the opinion of counsel to Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such holder's Warrant Stock, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such Warrant Stock under the Securities Act.

      9.11. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Warrant Stock to be registered pursuant to
Section 9.3 shall be selected by the holders of a majority of the shares being so registered (other than any shares being registered pursuant to Section 9.4) and shall be reasonably acceptable to Company.

10.   SUPPLYING INFORMATION

      Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.   LOSS OR MUTILATION

      Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of such Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

12.   OFFICE OF COMPANY

      As long as any of the Warrants remain outstanding, Company shall maintain an office or agency (which may be the principal executive offices of Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.   BUSINESS INFORMATION

      Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by Company to its stockholders generally.

14.   LIMITATION OF LIABILITY

      No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

15.   MISCELLANEOUS

      15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

      15.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

            (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose.

            (b)   If to Company at

                  Brush Engineered Materials Inc.
                  17876 St. Clair Avenue
                  Cleveland, Ohio 44110

                  Attention: Secretary
                  Telecopy Number: (216) 481-2523

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

      15.3. Indemnification. Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of (i) Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which Holder is made a party in its capacity as a stockholder of Company; provided, however, that Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements resulted from Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of Company.

      15.4. Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      15.5. Successors and Assigns. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

      15.6. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

      15.7. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

      15.8. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      15.9. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

      15.10. Waiver of Jury Trial. Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Warrant or the enforcement of all rights and defenses under this Warrant.

      IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  December 4, 2003

                                        BRUSH ENGINEERED MATERIALS INC.


                                        By:____________________________
                                            Name:  John Grampa
                                            Title:  VP, Finance

Attest:


By:_________________________
     Name:
     Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Common Stock of Brush Engineered Materials Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________ whose address is _______________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                        ---------------------------------
                                        (Name of Registered Owner)


                                        ---------------------------------
                                        (Signature of Registered Owner)


                                        ---------------------------------
                                        (Street Address)


                                        ---------------------------------
                                        (City)   (State)  (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                           No. of Shares of
Name and Address of Assignee                                 Common Stock
----------------------------                                 ------------


and does hereby irrevocably constitute and appoint _________________________ attorney-in-fact to register such transfer on the books of Brush Engineered Materials Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                             Print Name:
      ------------------------                ----------------------------------
                                   Signature:
                                             -----------------------------------
                                   Witness:
                                           -------------------------------------

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                        i